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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

                        Date of Report: October 18, 2005

                         The South Financial Group, Inc.
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             (Exact name of registrant as specified in its charter)

         South Carolina               0-15083               57-0824914
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  (State or other jurisdiction     (Commission            (IRS Employer
        of incorporation)          File Number)       Identification Number)

  102 South Main Street, Greenville, South Carolina               29601
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       (Address of principal executive offices)                (Zip Code)

Registrant's telephone number, including area code:  (864) 255-7900

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Securities Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02.  Departure of Directors or Principal Officers; Election of Directors;
Appointment of Principal Officers

     On October 18, 2005, TSFG appointed Timothy K. Schools as Chief Financial Officer (principal financial officer and principal accounting officer). Mr. Schools, currently age 35, joined TSFG in September 2004 and served as Executive Vice President of Corporate Development prior to this current appointment. Mr. Schools does not have a stated term of office as an executive officer of TSFG.

     William S. Hummers III, who had previously served as Chief Financial Officer (principal financial officer and principal accounting officer), was appointed Chief Risk and Administrative Officer. Mr. Hummers also serves as Vice Chairman of the Board, and will continue in such position.

     These changes will be effective November 1, 2005.

     From 1999 to 2001, Mr. Schools served as Vice President - Investors Relations for SouthTrust Corporation and from 2001 to 2004, Mr. Schools served as Senior Vice President of Strategic Planning and Investors Relations of National Commerce Financial Corporation. There is no family relationship as defined in the SEC's rules between Mr. Schools and any other executive officer or any director of TSFG. Since Mr. Schools employment with TSFG, there have been no "related party" transactions (as contemplated in the SEC's rules) between him and TSFG.

     Mr. Schools and Mr. Hummers will continue to participate as executive officers in the Corporation's compensation programs on a basis that takes into account their responsibilities, experience, and performance. The Compensation Committee of the board of directors may consider adjustments in compensation in light of altered responsibilities. However, no decisions have been made in that regard. Mr. Schools continues to be employed under his current contractual agreement with TSFG. This agreement provides for a rolling three-year term and certain severance and change of control benefits that include, under certain circumstances, the extension of welfare benefits for up to two years after termination of employment and payment of up to three times base salary and annual bonus (with the annual bonus amount being equal to the average of the annual bonus over the three years prior to termination). Mr. Schools has also executed a supplemental executive retirement agreement dated October 4, 2004 that provides certain retirement benefits based on the average of the three highest years of base salary and annual bonus during the ten years prior to termination of employment. The normal retirement benefit is 40% (60% after five years of service) of the three-year average amount and is payable for 180 months. The agreement also provides for early termination, death and disability benefits. TSFG has filed these agreements with the SEC in its periodic filings made pursuant to the Securities Exchange Act of 1934.

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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    THE SOUTH FINANCIAL GROUP, INC.


October 19, 2005                    By:   /s/ William P. Crawford, Jr.
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                                          William P. Crawford, Jr.
                                          Executive Vice President and Secretary

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